EXHIBIT (a)(5)(iii)

EXHIBIT (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-15973 (the “Registration Statement”) of our report dated October 20, 1999 appearing in the Annual Report of Merrill Lynch Senior Floating Rate Fund, Inc. (the “Fund”) for the year ended August 31, 1999, which is incorporated by reference to the Fund’s Issuer Tender Offer Statement on Schedule 13E-4, as filed on December 17, 1999. We also consent to the use of our report dated October 17, 2000 appearing in the Annual Report of the Fund for the year ended August 31, 2000, which is filed as Exhibit (a)(5)(ii) to the Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
December 13, 2000